AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective as of the 1st day of January, 2011, by and between Colombia Clean Power & Fuels, Inc., formerly known as Freedom Resource Enterprises Inc., a Nevada corporation, (the “Company”) and Daniel F Carlson (the “Executive”).  This Agreement hereby amends and shall supersede in its entirety the Employment Agreement dated July 1, 2010, between the parties hereto.

WITNESSETH:

WHEREAS, the Company desires to have the benefit of the Executive’s efforts and services; and

WHEREAS, the Company has determined that it is appropriate and in the best interests of the Company to provide to the Executive the compensation and benefits set forth herein, and;

Whereas, the Company also desires to provide protection to the Executive in the event of certain terminations of the Executive’s employment relationship with the Company in accordance with the terms and conditions contained herein and the Executive desires to have such protection.

WHEREAS, the Executive desires to be employed by the Company in accordance with the terms set forth below;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Company and the Executive hereby mutually covenant and agree as follows:

1.           DEFINITIONS.  Whenever used in this Agreement the following terms shall have the meanings set forth below:

(a)           “Accrued Benefits” shall mean the amount payable not later than ten (10) days following an applicable Termination Date and which shall be equal to the sum of the following amounts:

(i)           All salary earned or accrued through the Termination Date;

(ii)          Reimbursement for any and all monies advanced in connection with the Executive’s employment for reasonable and necessary expenses incurred by the Executive through the Termination Date;

(iii)         Any and all other cash benefits previously earned through the Termination Date and deferred at the election of the Executive or pursuant to any deferred compensation plans then in effect;

(iv)        The full amount of any stated bonus payable to the Executive in accordance with Section 6(c)  herein with respect to the year in which termination occurs; and

(v)         All other payments and benefits to which the Executive may be entitled under the terms of any benefit plan of the Company.

(b)           “Affiliate” means, with respect to any natural person or entity (“Person”) (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (i) any officer, director, partner, manager, member or trustee of such Person, or (iii) any Person who is an officer, director, partner, manager, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, managers, general partners, or Persons exercising similar authority with respect to such Person or entities.

(c)           “Board” shall mean the Board of Directors of the Company;

(d)           “Cause” shall mean any of the following:

(i)           The engaging by the Executive in fraudulent conduct, as evidenced by a determination in a binding and final judgment, order or decree of a court or administrative agency of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, in an action, suit or proceeding, whether civil, criminal, administrative or investigative, which the Board determines by a majority vote, has a significant adverse impact on the Company in the conduct of the Company’s business;

(ii)          Conviction of a felony, as evidenced by a binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion or lapse of all rights of appeal, which the Board determine by a majority vote, has a significant adverse impact on the Company in the conduct of the Company’s business;

(iii)        Neglect or refusal by the Executive to perform the Executive’s duties or responsibilities (unless significantly changed without the Executive’s consent); or

(iv)        A significant violation by the Executive of the Company’s established policies and procedures;

Notwithstanding the foregoing, Cause shall not exist under Sections 1(c)(iii) and (iv) herein unless the Company furnishes written notice to the Executive of the specific offending conduct and the Executive fails to correct such offending conduct within the thirty (30) day period commencing on the receipt of such notice.

Mooney Employment Agreement

(e)           “Base Salary” shall meant the annual salary paid to the Executive by the Company pursuant to Section 6(a) hereof.

(f)           “Change of Control” shall mean a change in ownership or managerial control of the outstanding voting interests, assets or business of the Company resulting from one or more of the following circumstances:

(i)           A change in ownership of the Company through a transaction or series of transactions, such that any Person or Persons (other than any current officer of the Company or member of the Board) is (are) or become(s), in the aggregate, the beneficial owner(s), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the Company’s then outstanding securities. For purposes of this Agreement, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of, such security) and/or, investment power (which includes the power to dispose, or to direct the disposition of, such security) ;

(ii)         Any acquisition, consolidation or merger of the Company in which the Company is not the continuing or surviving company or pursuant to which equity interests of the Company would be converted into cash (other than cash attributable to dissenters’ rights), securities or other property provided by a Person or Persons other than the Company, other than an acquisition, consolidation or merger of the Company in which the holders of the equity of the Company immediately prior to the acquisition, consolidation or merger have approximately the same proportionate equity ownership of the surviving company immediately after the acquisition consolidation or merger; or

(iii)        The Board of the Company approves a sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company to a Person or Persons

(iv)        The Board of the Company approves the hiring of another industry professional to serve as CFO and the Executive agrees to either a reduced role and title or voluntarily agrees to resign upon the hiring of the permanent CFO;

A “Change of Control” shall be deemed to occur on the actual date on which any of the foregoing circumstances shall occur.

(g)           “Compensation Committee” shall mean the compensation committee or similar committee created from time to time by the Board and charged with he responsibility of reviewing or establishing the compensation payable to the executives of the Company.

Mooney Employment Agreement

(h)           “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company or its Affiliates, including, but not limited to technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company or its affiliates on whom the Executive called or with whom he became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information.  “Confidential Information” does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

(i)           “Disability” shall mean a physical or mental condition whereby the Executive is unable to perform on a full-time basis the customary duties of the Executive under this Agreement;

(j)           “Good Reason” shall mean:

(i)           The removal of the Executive from or any failure to reelect or appoint the Executive to any of the positions held by the Executive as of the date of this Agreement or any other positions to which the Executive shall thereafter be elected or assigned except in the event that such removal or failure to reelect relates to the termination by the Company of the Executive’s employment for Cause or by reason of death, Disability or voluntary retirement;

(ii)         A significant adverse change, without the Executive’s written consent, in the nature or scope of the Executive’s authority, powers, functions, duties or responsibilities, or a material reduction in the level of support services, staff, secretarial and other assistance, office space and accoutrements available to a level below that which was provided to the Executive on the day preceding the date of this Agreement and that which is necessary to perform any additional duties assigned to the Executive following the date of this Agreement, which change or reduction is not generally effective for all executives employed by the Company (or its  successor) in the Executive’s class or category; or

(iii)        Breach or violation of any material provision of this Agreement by the Company;

(k)           “Gross Income” shall mean the greater of the amounts payable pursuant to paragraph 6 or the Executive’s average compensation (base salary plus cash bonus) for the prior two (2) taxable years, plus any other compensation payable to the Executive by the Company for the same period, whether taxable or non-taxable;

(l)            “Notice of Termination” shall mean the notice described in Section 14 herein;

(m)          “Person” shall mean any individual, partnership, joint venture, association, trust, corporation or other entity, other than an employee benefit plan of the Company or an entity organized, appointed or established pursuant to the terms of any such benefit plan;

Mooney Employment Agreement

(n)           “Termination Date” shall mean, except as otherwise provided in Section 14 herein, shall mean:

(i)           The Executive’s date of death;

(ii)          Thirty (30) days after the delivery of the Notice of Termination terminating the Executive’s employment on account of Disability pursuant to Section 9 herein, unless the Executive returns on a full-time basis to the performance of his or her duties prior to the expiration of such period;

(iii)         Thirty (30) days after the delivery of the Notice of Termination if the Executive’s employment is terminated by the Executive voluntarily; or

(iv)        Thirty (30) days after the delivery of the Notice of Termination if the Executive’s employment is terminated by the Company for any reason other than death or Disability;

(o)           “Termination Payment” shall mean the payment described in Section 12 herein;

(p)           “$” shall mean United States dollars.

2.           EMPLOYMENT.  The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein.

3.           TERM.  The employment of the Executive by the Company pursuant to the provisions of this Agreement shall commence on the date hereof and will end on the 2nd anniversary thereof, unless further extended or sooner terminated as hereinafter provided.  On the last day of each year thereafter, the term of the Executive’s employment shall, unless sooner terminated as hereinafter provided, be automatically extended for an additional one year period from the date thereof unless at least three (3) months before such date the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive’s employment hereunder will not be extended beyond its existing duration.

4.           POSITIONS AND DUTIES.  The Executive shall serve as Chief Financial Officer of the Company and in such additional capacities as set forth in Section 7 herein.  In connection with the foregoing positions, the Executive shall have such duties, responsibilities and authority as may from time to time be assigned by the Board.  The Executive shall not be required to manage the Company as his sole and exclusive function and he may have other business interests and may engage in other activities in addition to those relating to the Company, so long as they do not impede or interfere with the Executive’s duties hereunder.  The Executive agrees to devote not less than not less than 50% of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement.

Mooney Employment Agreement

5.           PLACE OF PERFORMANCE.  In connection with the Executive’s employment by the Company, the Executive shall be based at the principal executive offices of the Company.

6.           COMPENSATION AND RELATED MATTERS.

(a)           Base Salary.  The Executive’s annual Base Salary shall be $48,000.  The Base Salary shall be payable in equal installments in accordance with the Company’s standard payroll practices.  The Executive’s Base Salary shall be reviewed no less frequently than annually for increases in the discretion of the Compensation Committee and/or Board, taking into account the compensation level for executives with similar skills and responsibilities at companies comparable to the Company, the financial condition of the Company, and the Executive’s value to the Company relative to other members of the executive management of the Company; provided, however, that at no time during the term of this Agreement shall the Executive’s Base Salary be decreased from the Base Salary then in effect except as part of an general program of salary adjustment by the Company applicable to all vice presidents and above.

(b)           Performance Compensation.  The Executive will be eligible to receive an annual bonus of a minimum of 50% and a maximum of 100% of the then applicable Base Salary, less applicable withholding taxes, upon achievement of annual performance objectives to be determined in good faith by the Compensation Committee or the Board and the Executive, which objectives for the first year of this Agreement will be established within thirty (30) days of the Effective Date.  Objectives for subsequent years will be determined as set forth herein within thirty (30) days of each anniversary of this Agreement.  Bonus payments will be paid to the Employee not later than thirty (30) days following achievement of annual performance objectives, but in no event later than thirty (30) days following each anniversary of this Agreement.

(c)           Expenses.  The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses for travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established from time to time by the Company.

(d)           Other Benefits.  The Company shall provide, or reimburse, Executive with all other benefits normally provided to an employee of a company similarly situated to the Company, including being added as a named officer on the Company’s directors’ and officers’ liability insurance policy (which shall be obtained and maintained in full force and effect so long as Executive is employed by the Company, on such terms as are customary for company’s similarly situated).  Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Executive, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.  At a minimum, the benefits will include:

(i)           Health Insurance for the Executive and dependents;

Mooney Employment Agreement

(ii)          Disability Insurance; and

(iii)         Paid vacation.

(e)           Withholding Taxes.  The Executive may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency.  The Executive shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

(f)           Vacations.  The Executive shall be entitled to the number of vacation days in each calendar year, and to compensation in respect of earned but unused vacation days, determined in accordance with the Company’s vacation plan, but in no event less than fifteen (15) business days.  The Executive shall also be entitled to all paid holidays given by the Company to its executives.

7.           OFFICES.  The Executive agrees to serve without additional compensation, if elected or appointed thereto, in one or more executive offices of the Company, or any affiliate or subsidiary of the Company, or as a member of the board of directors of any subsidiary or affiliate of the Company; provided, however, that the Executive is indemnified for serving in any and all such capacities on a basis no less favorable than is currently provided by the Company’s, or otherwise.

8.           TERMINATION AS A RESULT OF DEATH.  If the Executive shall die during the term of this Agreement, the Executive’s employment shall terminate on the Executive’s date of death and the Executive’s surviving spouse, or the Executive’s estate if the Executive dies without a surviving spouse, shall be entitled to the Executive’s Accrued Benefits as of the Termination Date.

9.           TERMINATION FOR DISABILITY.  If, as a result of the Executive’s Disability, the Executive shall have been unable to perform the Executive’s duties hereunder on a full-time basis for four (4) consecutive months and within thirty (30) days after the Company provides the Executive with a Termination Notice, the Executive shall not have returned to the performance of the Executive’s duties, the Company may terminate the Executive’s employment.  During the term of the Executive’s Disability prior to termination, the Executive shall continue to receive all salary and benefits payable under Section 6 herein, including participation in all employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Disability; provided, however, that the Executive’s continued participation is permitted under the terms and provisions of such plans, programs and arrangements.  In the event the Executive’s employment is terminated on account of the Executive’s Disability in accordance with this Section 9, the Executive shall receive the Executive’s Accrued Benefits as of the Termination Date and shall remain eligible for all benefits provided by any long-term disability programs of the Company in effect at the time of such termination.

10.         TERMINATION FOR CAUSE.  If the Executive’s employment with the Company is terminated by the Company for Cause, subject to the procedures set forth in Section 14 herein, the Executive shall be entitled to receive the Executive’s Accrued Benefits as of the Termination Date.

Mooney Employment Agreement

11.         OTHER TERMINATION BY COMPANY.  If the Executive’s employment with the Company is terminated by the Company other than by reason of death, Disability or Cause, or as described in paragraph 14(d) below, subject to the procedures set forth in Section 14 herein, the Executive (or in the event of the Executive’s death following the Termination Date, the Executive’s surviving spouse or the Executive’s estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment.  The Executive shall not, in connection with any consideration receivable in accordance with this Section 11, be required to mitigate the amount of such consideration by securing other employment or otherwise and such consideration shall not be reduced by reason of the Executive securing other employment or for any other reason.

12.         VOLUNTARY TERMINATION BY EXECUTIVE.  Provided that the Executive furnishes thirty (30) days prior written notice to the Company, the Executive shall have the right to voluntarily terminate this Agreement at any time.  If the Executive’s voluntary termination is without Good Reason, the Executive shall receive the Executive’s Accrued Benefits as of the Termination Date and shall not be entitled to any Termination Payment.  If the Executive’s voluntary termination (other than a termination described in paragraph 14(d) below) is for Good Reason, the Executive (or in the event of the Executive’s death following the Termination Date, the Executive’s surviving spouse or the Executive’s estate if the Executive dies without a surviving spouse) shall receive the applicable Termination Payment.

13.         TERMINATION PAYMENT.

(a)           If the Executive’s employment is terminated as a result of death or disability, the lump sum Termination Payment payable to the Executive shall be equal to the Executive’s Accrued Benefits as of the Termination Date, plus $50,000, and the Company shall provide to or reimburse the Executive’s dependents for health and disability insurance benefits for a period of 18 months following the termination date.

(b)           If the Executive’s employment is terminated by the Executive for Good Reason or by the Company for any reason other than death, disability or Cause, the Termination Payment payable to the Executive by the Company shall be equal to the Executive’s Accrued Benefits plus $50,000, and the Company shall provide to or reimburse the Executive’s dependents for health and disability insurance benefits for a period of 18 months following the termination date.

(c)           The Termination Payment shall be payable in a lump sum not later than ten (10) days following the Executive’s Termination Date.  Such lump sum payment shall not be reduced by any present value or similar factor.  Further, the Executive shall not be required to mitigate the amount of such payment by securing other employment or otherwise and such payment shall not be reduced by reason of the Executive securing other employment or for any other reason.

Mooney Employment Agreement

14.         TERMINATION NOTICE AND PROCEDURE.  Any termination by the Company or the Executive of the Executive’s employment during the Employment Period shall be communicated by written Notice of Termination to the Executive, if such Notice of Termination is delivered by the Company, and to the Company, if such Notice of Termination is delivered by the Executive, all in accordance with the following procedures:

(a)           The Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances alleged to provide a basis for termination;

(b)           Any Notice of Termination by the Company shall be approved by a resolution duly adopted by a majority of the directors of the Company then in office;

(c)           If the Executive shall in good faith furnish a Notice of Termination for Good Reason and the Company notifies the Executive that a dispute exists concerning the termination, within the fifteen (15) day period following the Company’s receipt of such notice, the Executive shall continue the Executive’s employment during such dispute.  If it is thereafter determined that (i) Good Reason did exist, the Executive’s Termination Date shall be the earlier of (A) the date on which the dispute is finally determined, either by mutual written agreement of the parties or pursuant to Section 18, (B) the date of the Executive’s death or (C) one day prior to the second (2nd) anniversary of a Change of Control, and the Executive’s Termination Payment, if applicable, shall reflect events occurring after the Executive delivered the Executive’s Notice of Termination; or (ii) Good Reason did not exist, the employment of the Executive shall continue after such determination as if the Executive had not delivered the Notice of Termination asserting Good Reason; and

(d)           If the Executive gives notice to terminate his or her employment for Good Reason and a dispute arises as to the validity of such dispute, and the Executive does not continue his employment during such dispute, and it is finally determined that the reason for termination set forth in such Notice of Termination did not exist, if such notice was delivered by the Executive, the Executive shall be deemed to have voluntarily terminated the Executive’s employment other than for Good Reason.

15.         NONDISCLOSURE OF PROPRIETARY INFORMATION.  Recognizing that the Company is presently engaged, and may hereafter continue to be engaged, in the research and development of processes, the manufacturing of products or performance of services, which involve experimental and inventive work and that the success of its business depends upon the protection of the processes, products and services by patent, copyright or by secrecy and that the Executive has had, or during the course of his engagement may have, access to Proprietary Information, as hereinafter  defined,  of the Company or other  information and data of a secret or proprietary  nature of the Company  which the Company  wishes to keep  confidential  and the  Executive has furnished,  or during the course of his engagement may furnish, such information to the Company, the Executive agrees that:

Mooney Employment Agreement

(a)           “Proprietary Information” shall mean any and all methods, inventions, improvements or discoveries, whether or not patentable or copyrightable, and any other information of a similar nature related to the business of the Company disclosed to the Executive or otherwise made known to him as a consequence of or through his engagement by the Company (including information originated by the Executive) in any technological area previously developed by the Company or developed, engaged in, or researched, by the Company during the term of the Executive’s engagement, including, but not limited to, trade secrets, processes, products, formulae, apparatus, techniques, know-how, marketing plans, data, improvements, strategies, forecasts, customer lists, and technical requirements of customers, unless such information is in the public domain to such an extent as to be readily available to competitors;

(b)           The Executive acknowledges that the Company has exclusive property rights to all Proprietary Information and the Executive hereby assigns all rights he might otherwise possess in any Proprietary Information to the Company.  Except as required in the performance of his duties to the Company, the Executive will not at any time during or after the term of his engagement, which term shall include any time in which the Executive may be retained by the Company as a consultant, directly or indirectly use, communicate, disclose or disseminate any Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company, its products, customers, processes and services, including information relating to testing, research, development, manufacturing, marketing and selling;

(c)           All documents, records, notebooks, notes, memoranda and similar repositories of, or containing, Proprietary Information or any other information of a secret, proprietary, confidential or generally undisclosed nature relating to the Company or its operations and activities made or compiled by the Executive at any time or made available to him or her prior to or during the term of his engagement by the Company, including any and all copies thereof, shall be the property of the Company, shall be held by him or her in trust solely for the benefit of the Company, and shall be delivered to the Company by him or her on the termination of his or her engagement or at any other time on the request of the Company; and

(d)           The Executive will not assert any rights under any inventions, copyrights, discoveries, concepts or ideas, or improvements thereof, or know-how related thereto, as having been made or acquired by him or her prior to his or her being engaged by the Company or during the term of his engagement if based on or otherwise related to Proprietary Information.

16.         ASSIGNMENT OF INVENTIONS.

(a)           For purposes of this Section 16, the term “Inventions” shall mean discoveries, concepts, and ideas, whether patentable or copyrightable or not, including but not limited to improvements, know-how, data, processes, methods, formulae, and techniques, as well as improvements thereof or know-how related thereto, concerning any past, present or prospective activities of the Company which the Executive makes, discovers or conceives (whether or not during the hours of his engagement or with the use of the Company’s facilities, materials or personnel), either solely or jointly with others during his or her engagement by the Company or any affiliate and, if based on or related to Proprietary Information, at any time after termination of such engagement.  All Inventions shall be the sole property of the Company, and Executive agrees to perform the provisions of this Section 16 with respect thereto without the payment by the Company of any royalty or any consideration therefor other than the regular compensation paid to the Executive in the capacity of an employee or consultant.

Mooney Employment Agreement

(b)           The Executive hereby assigns to the Company all of his rights to such Inventions, and to applications for United States and/or foreign letters patent or copyrights and to United States and/or foreign letters patent or copyrights granted upon such Inventions.

(c)           The Executive shall acknowledge and deliver promptly to the Company, without charge to the Company, but at its expense, such written instruments (including applications and assignments) and do such other acts, such as giving testimony in support of the Executive’s inventorship, as may be necessary in the opinion of the Company to obtain, maintain, extend, reissue and enforce United States and/or foreign letters patent and copyrights relating to the Inventions and to vest the entire right and title thereto in the Company or its nominee.  The Executive acknowledges and agrees that any copyright developed or conceived of by the Executive during the term of Executive’s employment which is related to the business of the Company shall be a “work for hire” under the copyright law of the United States and other applicable jurisdictions.

(d)           No provisions of this Section shall be deemed to limit the restrictions applicable to the Executive under Section 15.

(e)           No provisions of this Section shall be deemed or construed to require the Executive to assign to the Company any rights or intellectual property with respect to any invention which (i) is created by the Executive entirely on his own time, (ii) does not constitute an “employment invention” as defined in the Utah Employment Inventions Act, and (iii) is not exempted from the application of the Utah Employment Inventions Act.

17.         SHOP RIGHTS.  The Company shall also have the royalty-free right to use in its business, and to make, use and sell products, processes and/or services derived from any inventions, discoveries, concepts and ideas, whether or not patentable, including but not limited to processes, methods, formulas and techniques, as well as improvements thereof or know-how related thereto, which are not within the scope of Inventions as defined in Section 16 but which are conceived or made by the Executive during the period he or she is engaged by the Company or with the use or assistance of the Company’s facilities, materials or personnel.

18.         CONFIDENTIAL INFORMATION.  The Executive agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board, any Confidential Information, except under a non-disclosure agreement duly authorized and executed by the Company.

Mooney Employment Agreement

19.         INDEMNIFICATION.  The Company and the Executive agree to enter into the Indemnification Agreement in the form attached hereto as Exhibit A.

20.         REMEDIES AND JURISDICTION.

(a)           The Executive hereby acknowledges and agrees that a breach of the agreements contained in this Agreement will cause irreparable harm and damage to the Company, that the remedy at law for the breach or threatened breach of the agreements set forth in this Agreement will be inadequate, and that, in addition to all other remedies available to the Company for such breach or threatened breach (including, without limitation, the right to recover damages), the Company shall be entitled to injunctive relief for any breach or threatened breach of the agreements contained in this Agreement.

(b)           All claims, disputes and other matters in question between the parties arising under this Agreement, shall, unless otherwise provided herein, be decided by arbitration in California, in accordance with the Employment Arbitration Procedures of the American Arbitration Association (including such procedures governing selection of the specific arbitrator or arbitrators), unless the parties mutually agree otherwise.  The Company shall pay the costs of any such arbitration.  The award by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any state or Federal court having jurisdiction thereof.

21.         ATTORNEYS’ FEES.  In the event that either party hereunder institutes any legal proceedings in connection with its rights or obligations under this Agreement, the prevailing party in such proceeding shall be entitled to recover from the other party, all costs incurred in connection with such proceeding, including reasonable attorneys’ fees, together with interest thereon from the date of demand at the rate of twelve percent (12%) per annum.

22.         SUCCESSORS.  This Agreement and all rights of the Executive shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, estates, executors, administrators, heirs and beneficiaries.  In the event of the Executive’s death, all amounts payable to the Executive under this Agreement shall be paid to the Executive’s surviving spouse, or the Executive’s estate if the Executive dies without a surviving spouse.  This Agreement shall inure to the benefit of, be binding upon and be enforceable by, any successor, surviving or resulting company or other entity to which all or substantially all of the business and assets of the Company shall be transferred whether by merger, consolidation, transfer or sale.

23.         ENFORCEMENT.  The provisions of this Agreement shall be regarded as divisible, and if any of said provisions or any part hereof are declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remainder of such provisions or parts hereof and the applicability thereof shall not be affected thereby.

24.         AMENDMENT OR TERMINATION.  This Agreement may not be amended or terminated during its term, except by written instrument executed by the Company and the Executive.

Mooney Employment Agreement

25.         SURVIVABILITY.  The provisions of Sections 15, 16, 17, 18, 19, 20, and 21 shall survive termination of this Agreement.

26.         ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement between the Executive and the Company with respect to the subject matter hereof, and supersedes all prior oral or written agreements, negotiations, commitments and understandings with respect thereto.

27.         GOVERNING LAW.  This Agreement and the Executive’s and Company’s respective rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of California  without giving effect to the provisions, principles, or policies thereof relating to choice or conflicts of laws.

28.         NOTICE.  Notices given pursuant to this Agreement shall be in writing and shall be deemed given when received, and if mailed, shall be mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid, if to the Company, to:

Company:

Colombia Clean Power & Fuels Inc.
181 3rd Street
Suite 150-B
San Rafael, CA 94901

Executive:             Daniel F Carlson
38 Hunter Creek Road
Fairfax, CA 94930

or to such other address as the Company shall have given to the Executive or, if to the Executive, to such address as the  Executive shall have given to the Company.

29.         NO WAIVER.  No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

30.         HEADINGS.  The headings herein contained are for reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

31.         COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has executed this Amended and Restated Employment Agreement the respective day and year set forth below.

Mooney Employment Agreement

“COMPANY”

Colombia Clean Power & Fuels, Inc.

Date: December 31, 2010	By:	/s/ Edward P. Mooney
Edward P Mooney, Chief Executive Officer

“EXECUTIVE”

Date: December 31, 2010	/s/ Daniel F. Carlson
Daniel F Carlson

Mooney Employment Agreement